EXHIBIT 99.1

( BW)(CA-PACER-INTL)(PACR) Pacer Intl. Reports 2nd Quarter Results:

Net Income Up 25%

Business, Logistics and Transportation Editors

CONCORD, Calif. — (BUSINESS WIRE) — July 29, 2004 — Pacer International, Inc. (Nasdaq:PACR), the non-asset based North American third-party logistics and freight transportation provider, today reported financial results for the three- and six-month periods ended June 25, 2004.

For the quarter ended June 25, 2004, net income increased to $9.5 million from $7.6 million earned in the same quarter of 2003, a gain of 25.0 percent. Diluted earnings per share increased to $0.25 from $0.20,up 25.0 percent. The company generated $16.1 million of cash flow from operations in the second quarter of 2004 and paid down $16.0 million of debt.

On an as-adjusted basis, net income for the second quarter of 2004 increased by $0.5 million, or 5.6 percent, to $9.5 million from an adjusted $9.0 million in the second quarter of 2003. This 2003 adjustment excluded $2.3 million of pre-tax costs ($1.4 million after-tax) related to the company’s debt refinancing and secondary offering of common stock in 2003.

Note: Tabular reconciliations of the differences between the adjusted financial results for the three- and six-month periods ended June 27, 2003 and the Company’s financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) are contained in the summary financial statements attached to this press release.

Revenues and income from operations of Pacer’s wholesale segment which includes Pacer Stacktrain and Pacer Cartage and which provides double-stack rail transportation services and local trucking services — increased by 3.3 percent and 7.3 percent, respectively, for the second quarter of 2004 versus the same quarter last year. The improvement was due to strong business volumes quarter-over-quarter in the wholesale auto and international double-stack rail business, and to increasing volumes at newer locations for the cartage business.

Revenues for the quarter for the retail segment — which arranges for and provides intermodal marketing, truck brokerage, truck services, international freight forwarding, supply chain management and warehousing and distribution services directly to manufacturers and retailers — increased 2.8 percent to $223.4 million, from $217.3 million for the same quarter last year. Income from operations for the 2004 quarter, however, decreased 55.1 percent to $2.2 million, from $4.9 million for the same quarter last year. The reduction was primarily a result of declines in the rail brokerage and warehousing and distribution units due to customer turnover. Rail brokerage results were adversely impacted by capacity-related service issues with the company’s core rail carriers and Pacer’s warehousing and distribution unit incurred costs related to vacating temporary warehousing facilities.

Pacer International’s interest expense in the 2004 quarter decreased 59.3 percent to $2.2 million from $5.4 million in the same quarter of 2003. This was due to reduced debt levels and to lower interest rates that resulted from the company’s debt refinancing in June 2003, the 11.75 percent senior subordinated note redemption in July 2003, and the repricing of its senior credit facility during the fourth quarter of 2003, which further reduced interest rates.

“Pacer’s wholesale segment continues to be the strength of the company, driven by continued strong intermodal volumes,” said Don Orris, chairman and chief executive officer of Pacer International. “While our wholesale domestic intermodal volumes were down due to the independent owner-operator trucking work stoppage in April 2004 and the consequent Union Pacific temporary embargo of Northern California locations, our international volumes expanded 13.2 percent and auto volumes were up 3.2 percent quarter-over-quarter. Results in our retail segment were impacted by second-quarter year-over-year declines in the rail brokerage and the warehousing and distribution units. We have brought on several senior managers to help focus on sales, yield management and pricing as well as business development for this segment. We continue to generate strong cash flow from operations, which allows us to continue paying down debt.”

YEAR-TO-DATE RESULTS

For the six months ended June 25, 2004, Pacer International’s net income increased to $18.9 million from $15.0 million for the same period of 2003, a gain of 26.0 percent. Diluted earnings per share increased to $0.49 from $0.40 in the first six months of 2003, up 22.5 percent. The company had $27.7 million of cash flow from operations during the first six months of 2004 and paid down $31.0 million of debt.

On an as-adjusted basis, net income for the first six months of 2004 increased $2.5 million, or 15.2 percent, to $18.9 million from an adjusted $16.4 million for the first six months of 2003. This adjustment excluded $2.3 million of pre-tax costs ($1.4 million after-tax)related to the company’s debt refinancing and secondary offering of common stock in 2003. See the reconciliations between the adjusted financial results and the Company’s results determined in accordance with GAAP included in the summary financial statements.

CONFERENCE CALL TODAY — Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 5:00 p.m. Eastern Time today (Thursday, July 29). To participate, please call five minutes early by dialing (888) 470-0905 (in USA) and ask for “Pacer Second Quarter Earnings Call.” International callers can dial (303) 262-0087.

Alternatively, an audio-only, simultaneous Web cast of the conference call can be accessed at the following URL: http://www.firstcallevents.com/service/ajwz408253726gf12.html. For those unable to participate in either event, a digitized replay will be available from July 29 at 10:15 p.m. Eastern Time to August 12 at 11:59 p.m. Eastern Time. For the replay, dial (800) 475-6701(USA) or (320) 365-3844( international), access code #737983. Alternatively, a replay can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com.

ABOUT PACER INTERNATIONAL — Pacer International, a leading non-asset based North American third-party logistics and freight transportation provider, offers a broad array of logistics and other services through its subsidiaries and divisions to facilitate the movement of freight from origin to destination. Its wholesale services include Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and cartage (local trucking) services, and its retail services include intermodal marketing, truck brokerage, truck services, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web sites: www.pacer-international.com, www.pacerstack.com, and www.pacerglobal.com.

FORWARD-LOOKING STATEMENTS – Forward-looking statements, which may be described as “anticipated,” “believed,” “expected” or “intended,” are based on the company’s current expectations and are subject to a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in forward-looking statements due to various factors, including the company’s leverage, dependence on third parties for equipment and services, regulatory changes affecting the company and its industry, competitive or technological factors affecting the company, shifts in market demand, ability to successfully integrate acquired business, and general economic conditions. Additional information is set forth in the company’s various filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K/A dated March 11, 2004, and the company’s prospectus dated January 21, 2004 and prospectus supplement dated April 7, 2004. Except as required by federal securities laws, the company will not update forward-looking statements as a result of new information, future events or otherwise.

Note to editors: Issued by Steve Potash and Company, tel.  510/865-0800, or steve@potashco.com

CONTACT: Pacer International

Larry Yarberry, 925-887-1577 (CFO)

Cell: 925-890-9245

lyarberry@pacerintl.com

Pacer International, Inc.

Consolidated Balance Sheet

($ millions)

June 25, 2004
(Unaudited)
Assets
Current assets
Cash and cash equivalents	$—
Accounts receivable,net	208.5
Prepaid expenses and other	12.5
Deferred income taxes	4.0

Total current assets	225.0

Property and equipment
Property, plant & equipment at cost	98.5
Accumulated depreciation	(48.6)

Property and equipment, net	49.9

Other assets
Intangible assets, net	288.3
Deferred income taxes	16.0
Other assets	14.6

Total other assets	318.9

Total assets	$593.8

Liabilities & Equity

Current liabilities
Current maturities of long-term debt and capital leases	$—
Accounts payable and accrued expenses	173.0

Total current liabilities	173.0

Long-term liabilities
Long-term debt and capital leases	183.1
Other	2.3

Total long-term liabilities	185.4

Stockholders’ equity
Common stock	0.4
Paid In capital	274.6
Other	(0.1)
Retained earnings (deficit)	(39.3)
Other accumulated comprehensive income (loss)	(0.2)

Total stockholders’ equity	235.4

Total liabilities and equity	$593.8

Pacer International, Inc.

Unaudited Consolidated Statement of Cash Flows

($ in millions)	1st Quarter 2004	2nd Quarter 2004	YTD 2004
Cash Flows from Operating Activities
Net income	$9.4	$9.5	$18.9
Adjustments to net income

Depreciation	1.9	1.7	3.6
Deferred income taxes	1.8	6.0	7.8
Change in receivables	2.3	(7.8)	(5.5)
Change in other current assets	(0.8)	—	(0.8)
Change in current liabilities	(3.1)	11.1	8.0
Other	0.1	(4.4)	(4.3)

Net cash provided by operating activities	11.6	16.1	27.7

Cash Flows from Investing Activities
Capital expenditures	(0.6)	(1.1)	(1.7)
Proceeds from sales of property and equipment	0.1	0.1	0.2

Net cash used for investing activities	(0.5)	(1.0)	(1.5)

Cash Flows from Financing Activities
Book overdraft	2.7	1.0	3.7
Proceeds from issuance of common stock	0.4	—	0.4
Debt, revolver, net and capital lease payments	(15.0)	(16.0)	(31.0)

Net cash used for financing activities	(11.9)	(15.0)	(26.9)

Effect of exchange rate changes on cash	—	(0.1)	(0.1)

Net change in cash and cash equivalents	(0.8)	—	(0.8)

Cash at beginning of period	0.8	—	0.8

Cash at end of period	$—	$—	$—

Pacer International, Inc.

Unaudited Consolidated Statement of Operations

($ millions)

	2nd Quarter 2004				Six Months 2004
	Wholesale	Retail	Corp./Elim.	Consolidated	Wholesale	Retail	Corp./Elim.	Consolidated
Revenues	$224.2	$223.4	$(26.0)	$421.6	$462.4	$433.7	$(57.0)	$839.1

Cost of purchased transportation	163.9	195.4	(26.0)	333.3	337.0	377.3	(57.0)	657.3
Direct operating expenses	25.3	—	—	25.3	54.2	—	—	54.2
Selling, general & admin. expenses	14.9	25.0	3.8	43.7	31.0	50.6	6.8	88.4
Depreciation expense	0.9	0.8	—	1.7	2.0	1.6	—	3.6

Income from operations	19.2	2.2	(3.8)	17.6	38.2	4.2	(6.8)	35.6

Interest expense				2.2				4.9

Income before income taxes				15.4				30.7

Income tax				5.9				11.8

Net income				$9.5				$18.9

Diluted Earnings Per Share				$0.25				$0.49

Pacer International, Inc.

Unaudited Consolidated Statement of Operations

($ millions, except per share amounts)

	2nd Quarter				Six Months
	2004	2003	Variance	%	2004	2003	Variance	%
	GAAP				GAAP
Segments

Revenues
Wholesale	224.2	217.1	7.1	3.3%	462.4	443.8	18.6	4.2%
Retail	223.4	217.3	6.1	2.8%	433.7	419.7	14.0	3.3%
Cons. Entries	(26.0)	(30.4)	4.4	-14.5%	(57.0)	(63.6)	6.6	-10.4%

Total	421.6	404.0	17.6	4.4%	839.1	799.9	39.2	4.9%

Income from Operations
Wholesale	19.2	17.9	1.3	7.3%	38.2	34.7	3.5	10.1%
Retail	2.2	4.9	(2.7)	-55.1%	4.2	9.6	(5.4)	-56.3%
Corporate	(3.8)	(3.3)	(0.5)	-15.2%	(6.8)	(6.1)	(0.7)	11.5%

Total	17.6	19.5	(1.9)	-9.7%	35.6	38.2	(2.6)	-6.8%

Net Income	9.5	7.6	1.9	25.0%	18.9	15.0	3.9	26.0%
Diluted Earnings per Share	$0.25	$0.20	$0.05	25.0%	$0.49	$0.40	$0.09	22.5%

Pacer International, Inc.

Reconciliation of As Reported Financial Results to As Adjusted Financial Results

For the Three Months Ended June 25, 2004 and June 27, 2003

In millions, except share and per share amounts

Unaudited

Item	2nd Quarter 2004 As Reported Results	2nd Quarter 2003				As Adjusted Variance 2004 vs 2003%
		As Reported Results	Adjustments		As Adjusted Results
Income from operations	$17.6	$19.5	$0.9	1/	$20.4	$(2.8)	-13.7%
Interest expense	2.2	5.4	—		5.4	(3.2)	-59.3%
Loss on extinguishment of debt	—	1.4	(1.4	) 2/	—	—	—

Income before income taxes	15.4	12.7	2.3		15.0	0.4	2.7%
Income taxes	5.9	5.1	0.9	3/	6.0	(0.1)	-1.7%

Net income	9.5	7.6	1.4		9.0	0.5	5.6%

Diluted earnings per share	$0.25	$0.20	$0.04		$0.24	$0.01	4.2%

Weighted average shares outstanding	38,163,543	37,914,743	37,914,743		37,914,743	248,800	0.7%

1/	Fees and expenses associated with the secondary offering of common stock paid by the Company.
2/	Fees and expenses related to our long-term debt refinancing:

A) $1.2 million for the write-off of existing loan fees.

B) $0.2 million for loan breakage and commitment fees.

3/	Income taxes at 40.2%.

Pacer International, Inc.

Reconciliation of As Reported Financial Results to As Adjusted Financial Results

For the Six Months Ended June 25, 2004 and June 27, 2003

In millions, except share and per share amounts

Unaudited

Item	Six Months 2004 As Reported Results	Six Months 2003				As Adjusted Variance 2004 vs 2003%
		As Reported Results	Adjustments		As Adjusted Results
Income from operations	$35.6	$38.2	$0.9	1/	$39.1	$(3.5)	-9.0%
Interest expense	4.9	11.8	—		11.8	(6.9)	-58.5%
Loss on extinguishment of debt	—	1.4	(1.4	) 2/	—	—	—

Income before income taxes	30.7	25.0	2.3		27.3	3.4	12.5%
Income taxes	11.8	10.0	0.9	3/	10.9	0.9	8.3%

Net income	18.9	15.0	1.4		16.4	2.5	15.2%

Diluted earnings per share	$0.49	$0.40	$0.04		$0.44	$0.05	11.4%

Weighted average shares outstanding	38,198,495	37,720,105	37,720,105		37,720,105	478,390	1.3%

1/	Fees and expenses associated with the secondary offering of common stock paid by the Company.
2/	Fees and expenses related to our long-term debt refinancing:

A) $1.2 million for the write-off of existing loan fees.

B) $0.2 million for loan breakage and commitment fees.

3/	Income taxes at 40.0%.